As filed with the Securities and Exchange Commission on May
25, 1995

                                    Registration No. 33-88960



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                         AMENDMENT NO. 2
                               TO
                            FORM S-3


                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    PAGE AMERICA GROUP, INC.
     (Exact name of registrant as specified in its charter)

              New York                        13-2865787
  (State or other jurisdiction of         (I.R.S. Employer
    incorporation or organization)        Identification No.)

                        125 State Street
                  Hackensack, New Jersey 07601
                         (201) 342-6676
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     MARTIN H. NEIDELL, ESQ.
                    Stroock & Stroock & Lavan
                        7 Hanover Square
                    New York, New York  10004
                         (212) 806-5836
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement
of proposed sale to the public From time to time after this Registration Statement becomes effective

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. \ \

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. \ X \


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

           SUBJECT TO COMPLETION, DATED MAY 25, 1995

PROSPECTUS
                    PAGE AMERICA GROUP, INC.

                 654,514 Shares of Common Stock

     This Prospectus relates to 654,514 shares (the "Shares") of Common Stock, $.10 par value (the "Common Stock"), which may be offered by certain shareholders (the "Selling Shareholders") of Page America Group, Inc., a New York corporation (the "Company").
The Shares may be offered by the Selling Shareholders for their own account at any time and from time to time on the American Stock Exchange or otherwise or in private sales. None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration of such securities by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933.



     The shares of Common Stock of the Company are traded on the American Stock Exchange. On May 24, 1995, the last reported sales price for the shares of Common Stock of the Company on the American Stock Exchange was $ 1.9375.


     The Common Stock offered hereby involves a high degree of risk. The Company has suffered net losses for the past five years and has a substantial accumulated deficit and shareholders' deficit. See "Investment Considerations".



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.



           The date of this Prospectus is May   , 1995

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Additional information regarding the Company and the Common Stock is contained in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement and the Exhibits thereto may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549,
and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

     The Company's shares are listed on the American Stock
Exchange. Reports and other information concerning the Company can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:


     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, Commission file no. 1-10682, as amended by Form 10-K/A and Form 10-K/A-1.




     2. The Companys Quarterly Report on form 10-Q for the quarter ended March 31, 1995.



     3. The Company's Registration Statement on Form 8-A, declared effective January 22, 1991 with respect to the Company's Common Stock.


     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits).
Requests for such copies should be directed to Investor Relations, Page America Group, Inc., 125 State Street, Hackensack, New Jersey 07601, telephone: (201) 342-6676.

                           THE COMPANY

     The Company has its principal executive offices at 125
State Street, Hackensack, New Jersey 07601 and its telephone number is (201) 342-6676.


                     RECENT EVENTS

In February 1995, the Company entered into an agreement to sell its California and Floria paging assets for a cash purchase price of $22,370,000, subject to certain adjustments.
Completion of this transaction is subject to the satisfaction of conditions normally contained in these types of transactions, including FCC approval.

                    INVESTMENT CONSIDERATIONS

     Prospective investors should carefully consider the following factors, as well as the other information contained in this Prospectus.

     1. History of Losses; Accumulated Deficit. Since its inception, the Company has not been profitable. For the fiscal year ended December 31, 1994, the Company incurred a net loss of $7 million. There can be no assurance that the Company will be profitable in the future. As of December 31, 1994 the Company had an accumulated deficit of $79 million.

     2. Indebtedness, Liquidity and Access to Capital. In connection with its growth, the Company has incurred significant amounts of indebtedness. As of December 31, 1994, the Company had long-term debt of $58 million, including $45 million outstanding under a senior secured credit facility (the "Credit Facility") and $13 million principal amount outstanding under subordinated promissory notes (the "Subordinated Notes"). The Company has terminated its revolving credit facility under the Credit Facility.

     3. Deficiency in Working Capital; Limitation on Purchases of Pagers. Historically, the Company has experienced a deficiency in its working capital. At December 31, 1994, the Company had a working capital deficiency of $9.5 million. In order to conserve capital, pager purchases are limited by management of the Company to an amount necessary to maintain its subscriber base.

     4. Effect of Competition and Technological Advances. The Company faces competition in the geographic areas in which it operates. Some of the Company's competitors possess greater financial and other resources than the Company. In addition, technological advances in the telecommunications industry may result in the availability of alternative services or products that could compete with the paging services currently provided by the Company and its competitors. There can be no assurance that the Company would not be adversely affected in the event of such technological change.

     5. Governmental Regulation of the Company's Operations. The Company's paging operations are subject to regulation by the FCC and various state regulatory agencies. There can be no assurance that either the FCC or state agencies will not adopt regulations, authorize new competitive services or take other actions that would materially adversely affect the results of operations of the Company. Changes in regulation of the Company's paging business or the allocation of radio spectrum for services that compete with the Company's business could adversely affect the Company's future results of operations.

     6.  Rights of Holders of Preferred Stock to elect
Directors;
Change in Control Consequences. Holders of a majority of Series One Preferred Stock, as a class, have the right to elect two directors of the Company. In addition, if any dividend payments are not made to the holders of shares of Series One Preferred Stock, the dividend rate will increase to 15% per annum and the holders of a majority of Series One Preferred Stock will be entitled to elect an additional director of the Company. If a change in control of the Company occurs, the holders of Series One Preferred Stock have the right to cause the Company to repurchase such stock at its liquidation value, plus accrued dividends. Bariston Paging Partners, L.P. holds a majority of the Series One Preferred Stock. Dividends on the shares of Series One Preferred Stock registered hereby have been distributed by Bariston Paging Partners directly to its partners.

     7. Restrictions on Payment of Dividends; Liquidation Preferences. The Company has never paid cash dividends on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company may not pay any cash dividends on Common Stock while accrued dividends on its outstanding Preferred Stock remain unpaid. In addition, the Company is restricted in its ability to pay dividends on both its
Common Stock and Preferred Stock under the Credit Facility and the Subordinated Notes. Series One Preferred Stock has a preference over the Common Stock in the event of a liquidation of the Company.

     8. Loss of Chief Executive Officer. The Company's success depends upon its ability to attract and retain skilled managers and key personnel, including its Chairman of the Board and Chief Executive Officer, Steven L. Sinn. Loss of the services of Mr. Sinn might have an adverse effect on the operation of the Company. The Company does not have an employment agreement with Mr. Sinn nor does the Company maintain any key-man life insurance on Mr. Sinn.

                         USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

    DETERMINATION OF OFFERING PRICE AND PLAN OF DISTRIBUTION

     The sale of Shares by the Selling Shareholders may be effected from time to time in transactions on the American Stock Exchange, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

                      SELLING SHAREHOLDERS

     The following table shows the names of the Selling Shareholders, the shares of Common Stock owned beneficially and/or of record by each of them, or by nominees, as of December 31, 1994, and the number of shares of Common Stock to be owned by each of them after completion of the offering, assuming all of the Shares being offered are sold.


                                                             Ownership of Common Stock

                                                             After Sale, Assuming Owners
                                                             Were to Elect to Sell All Such
                               Common Stock Issuable in      Shares Offered Hereby <F1>
                               lieu of Payment of Cash
  Name of Selling              Dividends on Series One         Number of      Percent
  Shareholder                  Convertible Preferred Stock     Shares Owned   Owned


Rebecca G. Ames Trust           537                              0             0

AmSouth Bank, FBO
Margaret Spencer South          5,530                            0             0

AmSouth Bank, FBO
Murray Spencer South            5,530                            0             0

Mitchell Bacow                    708                            0             0

Edwin F. Barber                 1,419                            0             0

Bariston Paging Partners, L.P.     17                            0             0

Bariston Associates, Inc.       6,411                            0             0

David Barry, IRA                  572                            0             0

Coleman and Jeanne Benedict     1,786                            0             0

Howard R. Berlin                1,780                            0             0

Terry Bernstein                 7,872                            0             0

Bergman Horowitz & Reynolds, PC   886                            0             0

Murray B. Berry                 3,615                            0             0

Linda Bialecki                  1,356                            0             0

Louis Boeri                       666                            0             0

James J. Burke                  3,615                            0             0

Randall W. Byrnes               4,372                            0             0

Randall W. Byrnes, Jr.          1,316                            0             0

Spencer D. Byrnes               1,316                            0             0

William L. Byrnes              11,062                            0             0

William Carter Byrnes           1,316                            0             0

Michael Chase                   1,910                            0             0

Clarion Capital                 7,575                            0             0

John F. Cogan, Jr.              1,044                            0             0

Stephen and Lois Coit           2,204                            0             0

Etta J. Collins                 2,945                            0             0

Norman J. Cowen IRA               474                            0             0

Joshua G. Cooperman             1,251                            0             0

Grace K. Culbertson            11,152                            0             0

John H. Culbertson              5,510                            0             0

Gary B. Davis                   3,851                            0             0

Delaware State Employee
Retirement Fund                14,225                            0             0

David J. Deutsch                1,251                            0             0

Mary Alice Donohue              1,251                            0             0

Ronald M. Druker                5,341                            0             0

Stewart R. Dudley                 890                            0             0

Martin M. Ehrlich                 474                            0             0

John A. Elliot                    671                            0             0

Emvest & Co.                   10,095                            0             0

Robert H. Ewen, Jr.             2,470                            0            0

Family Ventures V, L.P.         8,208                            0            0

Joseph Felber                     705                            0            0

Edward E. Finch & Co.           2,470                            0            0

First National Bank
fbo Frank J. Stich              1,333                            0            0

First Trust Corp.
fbo James H. Belanger           1,262                            0            0

First Trust Corp.
fbo Jack Kadis                  1,354                            0            0

First Trust Corp.
fbo Lawrence Kadis              1,335                            0            0

First Trust Corp.
fbo Michael Kadis               1,333                            0            0

First Trust Corp.
fbo Douglas P. Klassen          1,344                            0            0

Rodger Furse                    1,313                            0            0

Brian O'N Gallery              10,948                            0            0

George P. Gardner,  Jr.         2,342                            0            0

John L. Gardner, Jr. Trust        537                            0            0

Joseph E. Gibbs                 1,925                            0            0


Carl Giffin                       901                            0           0

Daljit K. Gill, M.D.              892                            0           0

Peter L. Goedecke                 892                            0           0

Griffith R. Harsh, III            892                            0           0

David M. Helpern                3,587                            0           0

Walter R. Hess                  1,390                            0           0

Elizabeth R. Hewitt             1,473                            0           0

Mary M. Hines                   1,260                            0           0

Lee H. Idleman                  1,780                            0           0

Jonmar & Co.                    1,044                            0           0

Julian & Eunice Cohen
 Investment, L.P.               3,587                            0           0

KM Investment Co.                 708                            0           0

Lawrence and Suellen Kadis      1,427                            0           0

Michael Kadis IRA               3,808                            0           0

Kenneth M. Kahn                   355                            0           0

Richard I. Karash                 710                            0           0

Stephen R. Karp                 9,067                            0           0

Michael M. Kassen               1,427                            0           0

I. Michael Kasser               1,110                            0           0

Charles W. Kemp, Jr.            2,691                            0           0

H. Kempner Trust                4,173                            0           0

Joseph I. Lachman               2,940                            0           0


Ronald Lachman                  5,414                            0           0

Robert Ladd                       378                            0           0

S. Ramsdell Lee                   688                            0           0

Mary L. Lentz                     719                            0           0

Little Moose Trust             16,951                            0           0

Bryan H. Lynch                  1,435                            0           0

Jerrold Marks                   2,683                            0           0

Louis H. Marks                  1,429                            0           0

Michael J. McCarthy             1,262                            0           0

John V. McManmon                  989                            0           0

Hobart A. McWhorter, Jr.          962                            0           0

Mirza Mehdi                     1,902                            0           0

Martin E. Messinger             3,558                            0           0

Richard J. Moynihan             2,945                            0           0

Kenneth Musen                     890                            0           0

Gordon H. Newman                2,766                            0           0

David Nolan                     2,945                            0           0

Fred E. Nonneman               23,539                            0           0

Theodore A. Oatis               2,231                            0           0

Patrick O'Hara                  1,445                            0           0

Harold Osher                   11,062                            0           0

Daniel P. Paduano               1,777                            0           0

Dean P. Phypers                11,062                            0           0

Premier Venture
Capital Corporation             7,029                            0           0

Michael V. Prentiss             5,278                            0           0

Foley, Revy
Investment Co., Inc.
 Account: First
 Interstate Bank
 of Oregon as
 Agent for Oregon
 Equity Fund                   30,300                            0           0

William Redmond                   672                            0           0

Gerald Rothschild               1,320                            0           0

Roger T. Servison               1,427                            0           0

W. Sydnor Settle                4,899                            0           0

Rulon G. Shelley                5,891                            0           0

Barbara I. Shook                3,851                            0           0

SICO Paging Ltd.               38,867                            0           0

Michael Simmons                 6,102                            0           0

S.J. Financial Corp.            2,281                            0           0

William M. Spencer, III         3,615                        3,750           *

Eleanor Moore Sterne            1,786                            0           0

Sandler Mezzanine
Foreign Partners, L.P.          7,367                            0           0

Sandler Mezzanine
 Partners, L.P.                34,196                            0           0

Sandler Mezzanine
 T-E Partners, L.P.            15,333                            0           0


Garret G. Thunen                4,940                            0           0

Wm. J. Tierney, Jr. IRA         4,899                            0           0

T. Rowe Price High
 Yield Fund, Inc.              56,900                            0           0

T. Rowe Price Strategic
 Partners Fund, L.P.           16,050                            0           0

T. Rowe Price Strategic
 Partners Fund II, L.P.        36,750                            0           0

Town Square Shopping Center     1,133                            0           0

Alicia H. Urban                   472                            0           0

Mark J. Waltch                  3,615                            0           0

Earl D. Weiner                  3,945                            0           0

Stephen R. Weiner               9,037                            0           0

Marie K. Welsh                  1,073                            0           0

Jonathan Wexler                 4,418                            0           0

Joel B. Wilder                  9,924                            0           0

Joel B. Wilder
 Children's Trust              10,850                            0           0

Joel B. Wilder -
 Quechee Trust                  1,019                            0           0

Arnold Zousmer                  1,454                            0           0
________________

*    Less than 1%.

<F1> Does not include shares of Common Stock issuable upon conversion of Series One Preferred Stock or exercise of warrants.

     All of the Shares covered by this Prospectus are being offered by or for the account of the persons who acquired them in lieu of cash dividends on the Series One Convertible Preferred Stock. The Shares being offered hereby are, to the best of the Company's knowledge, still owned by the Selling Shareholders. The Company has agreed to prepare and file a registration statement registering the resale of the Shares offered hereby by the Selling Shareholders and the Company has agreed to use its best reasonable efforts to have such registration statement declared effective and to maintain a current prospectus with respect to such Shares for a period of 36 months from the date hereof. If the registration statement is not declared effective by the close of business on June 30, 1995, then commencing on July 1, 1995, the dividend rate on the Series One Preferred Stock will increase at a rate of .5% per annum for the first three months immediately following June 30, 1995, such dividend rate to increase by an additional .5% per annum at the beginning of each subsequent three month period; provided, however, that the dividend rate may not exceed 18% per annum. Upon the effectiveness of this Registration Statement, the dividend rate will revert to 10% per annum.


David A. Barry is a director of the Company elected by the holders of the Company's Series One Convertible Preferred Stock.

Mr. Barry and Jack Kadis are the general partners of BHI Associates VI, L.P., which is the sole general partner of Bariston Paging Partners, L.P. ("Bariston Paging"). Messrs. Barry and Kadis are the controlling shareholders of Bariston Holdings, Inc., which is the sole shareholder of Bariston Associates, Inc. ("Bariston"). Bariston, Bariston Paging and Messrs. Barry and Kadis are Selling Shareholders.



     Bariston has been engaged by the Company to provide investment banking functions for which it receives an annual fee of $105,000, subject to cost of living adjustments. This agreement will terminate upon the earlier to occur of Bariston and its affiliates ceasing to control a majority of the Series One Convertible Preferred Stock (or Common Stock issued upon conversion thereof) or Bariston and its affiliates owning less than 20 percent of the Company's fully diluted shares of Common Stock.



     Bariston acted as a placement agent in connection with the 1993 financing related to the Crico acquisition for which it received a fee of $532,500, plus reimbursement for its out-of-pocket expenses. After consummation of the Crico acquisition and the related financing, Bariston repaid to the Company $421,000 of indebtedness owed to the Company by surrendering to the Company for cancellation 4,210 shares of Series One Convertible Preferred Stock which had a value of $100 per share.



     Sandler Mezzanine General Partnership is the investment General Partner of each of Sandler Mezzanine T-E Partners, L.P. ("TE"), Sandler Mezzanine Partners, L.P. ("SM") and Sandler Mezzanine Foreign Partners, L.P. ("FP"). Mr. Michael J. Marocco, a director of the Company elected by the holders of Series One Convertible Preferred Stock, is the President of MJM Media Corp., the general partner of each of TE, SM and FP. TE, SM and FP are Selling Shareholders.


     Certain of the Selling Shareholders, their associates and affiliates may from time to time be customers of, engage in transactions with, and/or perform services for, the Company in the ordinary business.

     The Selling Shareholders may be deemed to be underwriters under the Securities Act of 1933.

                          LEGAL OPINION

     The legality of the Shares offered hereby will be passed upon for the Company by Messrs. Stroock & Stroock & Lavan, 7
Hanover Square, New York, New York 10004. Martin H. Neidell, a member of the firm, is Secretary of the Company.

                             EXPERTS

     The consolidated financial statements and the related financial statement schedule of Page America Group, Inc. appearing in Page America Group, Inc.'s Annual Report (Form 10-K)
for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the offering, all of which will be borne by the Company are as follows:

    SEC Registration Fee. . . . . . . . . . .  $   415
    American Stock Exchange Listing Fee . . .  $ 8,753
    Printing Costs  . . . . . . . . . . . . .  $   250
    Legal Fees and Expenses . . . . . . . . .  $ 5,000
    Accounting Fees and Expenses  . . . . . .  $ 5,000
    Miscellaneous   . . . . . . . . . . . . .  $   582

    Total . . . . .                   $20,000

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's By-Laws provide that, subject to the conditions and qualifications set forth in the New York Business Corporation Law, as amended, the Company shall indemnify any person made or threatened to be made a party to an action, including an action by or in the right of the Company, by virtue of the fact that he was an officer or director of the Company or served in any capacity at its request against judgments, fines, amounts paid in settlement, and reasonable expenses actually incurred as a result of such action or any appeal therein, provided that the director or officer acted in good faith for a purpose he reasonably believed to be in the Company's best interests, and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. The Company's Certificate of Incorporation contains provisions limiting or eliminating a director's personal liability to the Company or its shareholders for damages arising from any breach of the director's duty to the Company, except if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled. New York Business Corporation Law Sections 402(b), 715(h), 717, and 721 through 726 set forth the indemnification permitted under New York law.

Item 16.  EXHIBITS

      *5.     Opinion of Stroock & Stroock & Lavan.

      23(a). Consent of Stroock & Stroock & Lavan (contained in Exhibit 5).

    **23(b).  Consent of Ernst & Young LLP.

      24.     Power of Attorney (included on signature page)

*   Previously filed
**  Filed herewith


Item 17.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form
S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the fore-going provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 25, 1995.

                              PAGE AMERICA GROUP, INC.

                              By:  /s/ Steven L. Sinn
                                   Steven L. Sinn,
                                   Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                  Date


/s/ Steven L. Sinn*     Principal Executive    May 25, 1995
Steven L. Sinn          Officer and Director


/s/ David A. Barry*     Director               May 25, 1995
David A. Barry


/s/ Michael J. Marocco*   Director             May 25, 1995
Michael J. Marocco


*By:/s/ Martin H. Neidell
    Martin H. Neidell,
    attorney-in-fact